EXHIBIT 1.1

Execution Copy

CBL & ASSOCIATES LIMITED PARTNERSHIP
(a Delaware Limited Partnership)
5.950% Senior Notes due 2026
LIMITED GUARANTEE BY CBL & ASSOCIATES PROPERTIES, INC.
(a Delaware Corporation)
UNDERWRITING AGREEMENT
Dated: August 29, 2017

-i-

CBL & ASSOCIATES LIMITED PARTNERSHIP
(a Delaware Limited Partnership)

5.950% Senior Notes due 2026
LIMITED GUARANTEE BY CBL & ASSOCIATES PROPERTIES, INC.
(a Delaware Corporation)
UNDERWRITING AGREEMENT
August 29, 2017
Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202

Jefferies LLC
520 Madison Avenue
New York, New York 10022

U.S. Bancorp Investments, Inc.
214 N. Tryon St., 26th Floor
Charlotte, North Carolina 28202

as Representatives of the several Underwriters
named in Schedule A hereto

Ladies and Gentlemen:
CBL & Associates Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), proposes to issue and sell to the several underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall include any underwriter substituted as hereinafter provided in Section 10 hereof), acting severally and not jointly, the respective amounts set forth on such Schedule A of $225,000,000 aggregate principal amount of the Operating Partnership’s 5.950% Senior Notes due 2026 (the “Notes”). CBL & Associates Properties, Inc., a Delaware corporation (the “Company”) and the owner of 100% of the issued and outstanding shares of common stock of each of CBL Holdings I, Inc., a Delaware corporation (“CBL Holdings I”), and CBL Holdings II, Inc., a Delaware corporation (“CBL Holdings II”), the general partner and a limited partner, respectively, of the Operating Partnership, will provide a limited guarantee (the “Limited Guarantee”) on an unsecured and unsubordinated basis with respect to the Notes for any losses suffered solely by reason of fraud or willful misrepresentation by the Operating Partnership or its affiliates. The Notes and the Limited Guarantee are collectively referred to herein as the “Securities”. Wells Fargo Securities, LLC, Jefferies LLC and U.S. Bancorp Investments, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.

The Securities will be issued pursuant to an indenture dated as of November 26, 2013 (the “Base Indenture”), among the Operating Partnership, the Company (as the limited guarantor) and U.S. Bank National Association, as trustee (the “Trustee”), that certain first supplemental indenture among the Operating Partnership, the Company (as the limited guarantor), and the Trustee, dated November 26, 2013, to the Base Indenture (the “First Supplemental Indenture”) and that certain second supplemental indenture among the Operating Partnership, the Company (as the limited guarantor), and the Trustee, dated December 13, 2016, to the Base Indenture (the “Second Supplemental Indenture,” and together with the Base Indenture and the First Supplemental Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations among the Operating Partnership, the Company, the Trustee and the Depositary.
The Operating Partnership has previously issued $400,000,000 in aggregate principal amount of its 5.950% Senior Notes due 2026 under the Indenture (the “Existing Securities”). The Securities offered hereby constitute “Additional Securities” (as such term is defined in the Indenture). The Notes offered hereby will be fungible with and form a single series with the outstanding Existing Securities for all purposes under the Indenture.
The Company and the Operating Partnership have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Nos. 333‑205457 and 333-205457-01), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of securities, including the Limited Guarantee and the Notes, and other securities of the Company and the Operating Partnership under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), and the offering thereof from time to time in accordance with Rule 415 of the 1933 Act Regulations. Such registration statement, at any given time, including any amendments thereto at such time, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the 1933 Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”) after the date and time that this Agreement is executed by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act prior to the Applicable Time (as defined herein). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Applicable Time.
The term “Subsidiary” means a corporation, partnership, limited liability company or other entity, a majority of the outstanding voting or capital stock, partnership, membership or other voting or equity interests or general partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, the Operating Partnership or one or more other Subsidiaries of the Company or the Operating Partnership.
SECTION 1Representations and Warranties.
(a)    Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership jointly and severally represents and warrants to the Underwriters at the date hereof, the Applicable Time and the Closing Time (as defined herein) and agrees with the Underwriters, as follows:
(i)    Registration Statement, Prospectus and Disclosure Package at Time of Sale. Each of the Operating Partnership and the Company meets the requirements for use of an automatic shelf registration statement on Form S-3 in connection with the issuance of its securities, including the Securities: (A) at the original time of filing of the Registration Statement with respect to the Company and the Operating Partnership, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (C)  at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
The Registration Statement became effective upon filing with the Commission under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on July 2, 2015 and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued and no proceedings for those purposes have been instituted or are pending or, to the Operating Partnership’s or the Company’s knowledge, contemplated. Any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any amendment thereto became effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2) of the 1933 Act Regulations (“Rule 430B(f)(2)”) and at the Closing Time, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as applicable, and did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement was issued, complied, and, at the Closing Time will comply, in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act, as applicable; and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, included, or, at the Closing Time will include, an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Each Preliminary Prospectus complied when filed with the Commission in all material respects with the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act, as applicable.
Each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
At the Applicable Time, the Preliminary Prospectus dated August 29, 2017 and any Issuer Free Writing Prospectus (as defined herein) issued at or prior to the Applicable Time (including any identified on Schedule B hereto), all considered together (collectively, the “Disclosure Package”), did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this subsection shall not apply to (a) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act, of the Trustee, or (b) statements in or omissions from the Registration Statement or any post‑effective amendment thereto, the Prospectus or any amendments or supplements thereto or the Disclosure Package made in reliance upon and in conformity with information relating to the Underwriters furnished to the Operating Partnership in writing by the Representatives expressly for use in the Registration Statement or any post‑effective amendment thereto, the Prospectus or any amendments or supplements thereto or the Disclosure Package, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 3(n) hereof.

As used in this subsection and elsewhere in this Agreement:
“Applicable Time” means 12:45 p.m. (New York City time) on August 29, 2017 or such other time as agreed by the Operating Partnership and the Representatives.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities (including any identified on Schedule B hereto) that (i) is required to be filed with the Commission by the Operating Partnership or the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) of the 1933 Act Regulations, whether or not required to be filed with the Commission or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) of the 1933 Act Regulations because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Operating Partnership’s records pursuant to Rule 433(g) of the 1933 Act Regulations.
(ii)    Status as Non‑Ineligible Issuer. At the time of filing of the Registration Statement, at the earliest time that the Operating Partnership or the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, neither the Operating Partnership nor the Company was an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Operating Partnership or the Company be considered an ineligible issuer.
(iii)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (a) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and 1934 Act Regulations and (b) when read together with the other information in the Disclosure Package, at the Applicable Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(iv)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus identified on Schedule B hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date as of which the Operating Partnership notified or notifies the Representatives as described in Section 3(e), did not and will not include any information that conflicted or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Operating Partnership by the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 3(n) hereof.
(v)    Independent Accountants. The accounting firm that certified the certified financial statements and supporting schedules incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).
(vi)    Financial Statements; Non‑GAAP Financial Measures. The financial statements of the Operating Partnership and of the Company and their respective consolidated subsidiaries and consolidated joint ventures set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position, results of operations and cash flows of the Operating Partnership and the Company and their respective consolidated subsidiaries and consolidated joint ventures at the dates and for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly in accordance with GAAP the information required to be stated therein. Any selected historical operating and financial data set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the books and records of the Operating Partnership and the Company and that of the audited financial statements set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3‑05 or Rule 3‑14 of Regulation S‑X. In addition, any pro forma financial statements and the related notes thereto set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; other than as set forth therein, the Operating Partnership and the Company are not required to include any financial statements or pro forma financial statements in the Registration Statement, the Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations or any document required to be filed with the Commission under the 1934 Act or the 1934 Act Regulations. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non‑GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and the 1934 Act Regulations and Item 10 of Regulation S‑K under the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(vii)    No Material Adverse Change in Business. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus: (A) there has been no material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership, the Subsidiaries and the other subsidiaries of the Company and/or the Operating Partnership (regardless of the level of the Company’s or the Operating Partnership’s direct or indirect ownership in such subsidiary) (each such other subsidiary, a “Property Partnership”) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership, the Subsidiaries and the Property Partnerships considered as one enterprise and (C) except for regular quarterly dividends on the shares of the Company’s Common Stock, par value $0.01 per share, in amounts per share that are consistent with past practice, regular quarterly distributions on the Company’s outstanding 7.375% Series D Cumulative Redeemable Preferred Stock and 6.625% Series E Cumulative Redeemable Preferred Stock and regular quarterly distributions on the Operating Partnership’s preferred units, common units and special common units of limited partnership interests, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares or any distribution by the Operating Partnership with respect to any of its limited partnership interests.
(viii)    Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Limited Guarantee; the Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or to be in good standing would not result in a Material Adverse Effect.
(ix)    Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the partnership power and partnership authority under the Operating Partnership Agreement (as defined herein) and the Delaware Revised Uniform Limited Partnership Act to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes. The Operating Partnership is duly qualified or registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or to be in good standing would not result in a Material Adverse Effect. The Company is the sole stockholder of CBL Holdings I, which is the sole general partner of the Operating Partnership, and of CBL Holdings II, a limited partner of the Operating Partnership, and each of the Company, CBL Holdings I and CBL Holdings II holds such number and/or percentage of limited partnership interest in the Operating Partnership as disclosed in the notes to the most recent financial statements set forth in certain documents that are incorporated or deemed to be incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus as of the dates set forth therein, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than any transfer restrictions related thereto). The Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of November 2, 2010 (the “Operating Partnership Agreement”), is in full force and effect.
(x)    Good Standing of Subsidiaries. The only Subsidiaries of the Company that may constitute a “significant subsidiary” within the meaning of Rule 1‑02(w) of Regulation S‑X as of June 30, 2017 are the Subsidiaries listed on Exhibit D hereto. Neither the Company nor the Operating Partnership has any direct corporate subsidiaries other than CBL & Associates Management, Inc. (the “Management Company”), CBL Holdings I, CBL Holdings II and DM-Cayman, Inc., a Cayman Islands corporation. Each of the Subsidiaries of the Company or the Operating Partnership has been duly incorporated or organized and is validly existing as a corporation, limited partnership, general partnership business trust or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified or registered as a foreign corporation, limited partnership, general partnership business trust or limited liability company, as applicable, and is in good standing in the jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or to be in good standing would not result in a Material Adverse Effect. All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and non‑assessable, and, except as otherwise set forth in each of the Registration Statement, the Disclosure Package and the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Subsidiaries are owned by the Company or the Operating Partnership, as applicable, either directly or through wholly‑owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (other than any transfer restrictions related thereto).

(xi)    Capitalization. The issued and outstanding capital stock of the Company has been duly authorized and is validly issued, fully paid and non‑assessable, and none of the outstanding shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.
(xii)    Disclosure Statements. The statements made in the Registration Statement, the Disclosure Package and the Prospectus under the captions “Description of Debt Securities of CBL & Associates Limited Partnership and Related Limited Guarantees” and “Material U.S. Federal Income Tax Considerations” (in Exhibit 99.1. to the Company’s Current Report on Form 8-K dated December 6, 2016, as supplemented by the Prospectus under the caption “Material U.S. Federal Income Tax Considerations”) and “Description of the Operating Partnership’s Notes and the Limited Guarantee” (in the prospectus supplement relating to the Securities) are, insofar as such statements constitute a summary of documents referred to therein, accurate summaries in all material respects, and insofar as such statements constitute a summary of matters of law or legal conclusions, accurate summaries in all material respects.
(xiii)    Authorization of Common Units, Special Common Units and Preferred Units. All issued and outstanding common units, special common units of limited partnership interests and preferred units of the Operating Partnership have been duly authorized and are validly issued, fully paid and non‑assessable and have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws.
(xiv)    Qualification and Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by each of the Operating Partnership and the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding agreement of each of the Operating Partnership and the Company, enforceable against the Operating Partnership and the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to creditors’ rights or by general principles of equity.
(xv)    Authorization of Notes. The Notes, when issued, will be in the form contemplated by the Indenture, and, at the Closing Time, will have been duly and validly authorized for issuance and sale pursuant to this Agreement and the Indenture and duly executed by the Operating Partnership, and, when authenticated in the manner provided for in the Indenture and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to creditors’ rights or by general principles of equity, and holders of the Notes will be entitled to the benefits of the Indenture.
(xvi)    Authorization of Limited Guarantee. The Limited Guarantee is in the form contemplated by the Indenture, and has been duly authorized and duly executed by the Company and, when the Notes are paid for by the Underwriters in accordance with the terms of this Agreement, will constitute the valid and legally binding obligation of the

Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to creditors’ rights or by general principles of equity.
(xvii)    Descriptions. The Indenture, the Notes and the Limited Guarantee conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.
(xviii)    Authorization of Agreement. This Agreement and the transactions contemplated herein have been duly authorized by each of the Company and the Operating Partnership; this Agreement has been duly executed and delivered by each of the Company and the Operating Partnership, and constitutes a valid and legally binding obligation of each of the Company and the Operating Partnership.
(xix)    Absence of Defaults and Conflicts. None of the Company, the Operating Partnership or any Subsidiary is (A) in violation of its certificate of incorporation, partnership agreement, charter, by‑laws, declaration of trust or other governing instrument (“Governing Instruments”) or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any Subsidiary is subject (collectively, “Agreements and Instruments”) or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any Subsidiary or any of their assets, properties or operations (“Laws”), except for such defaults or violations of Agreements and Instruments or Laws that would not result in a Material Adverse Effect. No event of default, and no default that, with notice and//or lapse of time, would constitute an event of default, in respect of the Existing Securities has occurred or is continuing. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or limited partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined herein) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership, any Subsidiary, or any Property Partnership pursuant to, the Agreements and Instruments or Laws (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Governing Instruments of the Company, the Operating Partnership, any Subsidiary, or any Property Partnership or of any Laws, except for such violations that would not have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any mortgage, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Company, the Operating Partnership, any Subsidiary, or any Property Partnership.
(xx)    Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and the Company and the Operating Partnership are not aware of any existing or imminent labor disturbance by the employees of any of their or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.
(xxi)    Absence of Proceedings. There is no action, arbitration, suit, proceeding, inquiry or investigation before or brought by any court, arbitrator or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any Subsidiary, which is required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Subsidiary is a party, or to which any of their respective properties or assets is subject, which are not described in the Registration Statement, the Disclosure Package and the Prospectus, including ordinary routine litigation, would not reasonably be expected to result in a Material Adverse Effect.
(xxii)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein, or to be filed as exhibits thereto, which have not been so described or filed as required.
(xxiii)    REIT Qualification. Commencing with its taxable year ended December 31, 1993, the Company has been, and upon the sale of the Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Registration Statement, the Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Commencing with its taxable year ended December 31, 1993, the Operating Partnership has been, and upon the sale of the Securities, the Operating Partnership will continue to be taxed as a partnership for federal income tax purposes, and its present and proposed method of operation as described in the Registration Statement, the Disclosure Package and the Prospectus will enable it to continue to be taxed as a partnership for federal income tax purposes.

(xxiv)    Investment Company Act. None of the Company, the Operating Partnership or any Subsidiary is, or upon the issuance and sale of the Securities and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
(xxv)    Possession of Intellectual Property. The Company, the Operating Partnership and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Company, the Operating Partnership or any Subsidiary has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
(xxvi)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance and sale of the Securities, or the consummation of the transactions contemplated by this Agreement, except such as have already been obtained or will be obtained under the 1933 Act, the 1933 Act Regulations or the New York Stock Exchange (“NYSE”) or as required under state securities laws or the rules of the Financial Industry Regulatory Authority.
(xxvii)    Possession of Licenses and Permits. Each of the Company, the Operating Partnership and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where failure to possess any such Governmental Licenses would not result, singly or in the aggregate, in a Material Adverse Effect; the Company, the Operating Partnership and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxviii)    Title to Property. The Company, the Operating Partnership, the Subsidiaries and any joint venture in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, have good and insurable title to all real property owned by them, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement, the Disclosure Package and the Prospectus or (B) such as would not have a Material Adverse Effect. Each of the properties of the Company, the Operating Partnership or the Subsidiaries complies with all applicable codes and zoning laws and regulations except in any case where such non‑compliance would not have a Material Adverse Effect; and none of the Company, the Operating Partnership or any Subsidiary has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of the Company, the Operating Partnership or any Subsidiary except in any case where such action or proceeding would not have a Material Adverse Effect on the conditions, operations, prospects or earnings of the affected property. All of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, and under which the Company, the Operating Partnership or any Subsidiary holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease. Except as described in the Registration Statement, the Disclosure Package and the Prospectus or as would not result singly or in the aggregate in a Material Adverse Effect, no tenant under any lease to which the Company, the Operating Partnership or any Subsidiary leases any portion of its property is in default under such lease.
(xxix)    Title Insurance. Title insurance in favor of the Company, the Operating Partnership, any applicable Subsidiary and/or any mortgagee of a property has been obtained with respect to each property owned by any such entity in an amount at least equal to (A) the cost of acquisition of such property, (B) the cost of construction of such property (measured at the time of such construction) or (C) the amount of outstanding indebtedness on such property.
(xxx)    Mortgages and Deeds of Trust. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, the Disclosure Package and the Prospectus (A) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any Subsidiary, nor does any of the Company, the Operating Partnership or any Subsidiary hold a participating interest therein, (B) are not cross‑defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries and (C) are not cross‑collateralized to any property not owned by the

Company, the Operating Partnership or any of the Subsidiaries. None of the Company, the Operating Partnership or any of the Subsidiaries has received notice that its respective lenders do not intend to extend the terms of any of the loans encumbering its properties pursuant to the terms thereof.
(xxxi)    Real Property. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, the real property of the Company, the Operating Partnership and the Subsidiaries is free of structural defects and all building systems are in good working order, subject to ordinary wear and tear or, in each instance, the Company maintains adequate reserves to effect reasonably required repairs, maintenance and capital expenditures. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (a) each of the operating properties of the Company, the Operating Partnership and the Subsidiaries has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such property for its intended use, (b) all public utilities necessary or convenient to the full use and enjoyment of each of such properties is located either in the public right-of-way abutting such property (which are connected so as to serve such property without passing over other property) or in recorded easements serving such property, and (c) all roads necessary for the use of each of such properties for its current purpose have been completed and dedicated to public use and accepted by all applicable governmental authorities.
(xxxii)    Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Notes by the Operating Partnership or the issuance of the Limited Guarantee by the Company.
(xxxiii)    Tax Returns. Each of the Company and the Operating Partnership has filed all federal, state and local and foreign tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Disclosure Package and the Prospectus; each of the Company and the Operating Partnership has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Disclosure Package and the Prospectus.
(xxxiv)    Insurance. The Company, the Operating Partnership, the Subsidiaries and each of their respective properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or their respective properties, businesses, employees, officers and directors are in full force and effect.

(xxxv)    Disclosure Controls and Procedures; Internal Controls. The Company, the Operating Partnership and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a‑15 and 15d‑15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, the Operating Partnership and the Subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a role in the Company’s internal controls and any fraud that is material or known to the Company that involves persons other than management or employees of the Company who have a role in the Company’s internal controls; any material weakness or significant deficiency in internal controls has been identified for the Company’s auditors and disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and, since the date of the most recent evaluation of such disclosure controls and procedures, there has been no significant change in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to any material weakness or significant deficiency.
(xxxvi)    Environmental Laws. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, and except as could not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos‑containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, the Operating Partnership or any Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law or Hazardous Materials against the Company, the Operating Partnership or any of the Subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean‑up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.
(xxxvii)    Registration Statement. No holder of securities or equity interests of the Company or the Operating Partnership has rights to the registration of such securities or equity interests under a registration statement except for those that have been effectively waived or are inapplicable to the offering of the Securities.
(xxxviii)    Sarbanes‑Oxley Act. The Company, the Operating Partnership and the Subsidiaries, and any of the officers, directors and trustees of the Company, the Operating Partnership and any of the Subsidiaries, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes‑Oxley Act of 2002 and the rules and regulations promulgated thereunder.
(xxxix)    Disclosure of Business Activities in Cuba. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.
(xl)    Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(xli)    OFAC. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any directors, officers or employees or any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria; and the Company will not directly or indirectly use the proceeds from the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any other manner that violates Sanctions.

(xlii)    FCPA. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its subsidiaries or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(xliii)    Regulation M. Neither the Company, the Operating Partnership nor any of their respective affiliates has taken, nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or which is designed to cause or result in, or which might reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities. Neither the Company nor the Operating Partnership has prior to the date hereof offered or sold any securities which would be “integrated” with the offer and sale of the Securities pursuant to the Registration Statement.
(xliv)    Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.
(b)    Officer’s Certificates. Any certificate signed by any officer of the Company, or any authorized representative of the Operating Partnership or any of the Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such person or entity, as the case may be, to the Underwriters as to the matters covered thereby.

SECTION 2    Sale and Delivery to the Underwriters; Closing.
(a)    Securities. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Operating Partnership agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Operating Partnership, at a purchase price of 97.600% of the aggregate principal amount thereof plus accrued interest from June 15, 2017 to, but excluding, the Closing Time, the principal amount of the Notes, set forth opposite the names of the Underwriters on Schedule A hereto, together with the principal amount of any additional Notes the Underwriters may become obligated to purchase pursuant to the provisions of Section 10 of this Agreement.
(b)    Payment. Payment of the purchase price for the Securities shall be made at the offices of Sidley Austin LLP, New York, NY, or at such other place as shall be agreed upon by the Representatives and the Operating Partnership, at 10:00 a.m. (New York City time) on September 1, 2017, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Operating Partnership (such time and date of payment and delivery being herein called the “Closing Time”).
Payment shall be made to the Operating Partnership by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Wells Fargo Securities, LLC for the respective accounts of the Underwriters of the Notes to be purchased by them.  It is understood that each Underwriter has authorized Wells Fargo Securities, LLC, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.
The Notes shall be issued in book-entry form only through the facilities of the Depositary and shall be represented by one or more global certificates in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates representing the Notes will be made available for examination by the Representatives in The City of New York not later than 10:00 a.m., New York City time, one full business day prior to the Closing Time.

SECTION 3    Covenants of the Company. Each of the Company and the Operating Partnership covenants with each Underwriter as follows:
(a)    Compliance with Securities Regulations and Commission Requests. The Operating Partnership and the Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post‑effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt prior to the Closing Time of any comments from the Commission and of the receipt at any time of any comments from the Commission relating to the offering of the Securities contemplated hereby, the Registration Statement, the Prospectus, or any document incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement, or notice objecting to its use pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”), or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Operating Partnership or the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Operating Partnership and the Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, will promptly file such prospectus. The Operating Partnership and the Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Operating Partnership shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the 1933 Act Regulations (“Rule 456(b)(1)(ii)”) either in a post‑effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
(b)    Filing of Amendments and Exchange Act Documents. Until the distribution of the Securities by the Underwriters is complete, the Operating Partnership and the Company will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment or supplement to any Preliminary Prospectus or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Operating Partnership and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Operating Partnership and the Company agree, during the period when a prospectus is required to be delivered under the 1933 Act (or but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”) would be required to be delivered), to file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. The Operating Partnership and the Company have given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time. The Operating Partnership and the Company will prepare a final term sheet substantially in the form set forth as Exhibit I to Schedule B hereto (the “Final Term Sheet”) reflecting the final terms of the Securities, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.
(c)    Delivery of Registration Statement. The Operating Partnership and the Company have furnished or will on request deliver to the Representatives and counsel for the Underwriters, without charge, one signed copy of the Registration Statement as originally filed and of each amendment thereto (including conformed copies of exhibits filed therewith or incorporated by reference therein, documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also on request deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(d)    Delivery of Prospectuses. The Operating Partnership and the Company have delivered to the Underwriters, without charge, as many copies of each Preliminary Prospectus as the Underwriters reasonably requested, and the Operating Partnership and the Company hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Operating Partnership and the Company will furnish to the Underwriters, without charge, during the period when a prospectus is required to be delivered under the 1933 Act (or but for the exception afforded by Rule 172 would be required to be delivered), such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S‑T.
(e)    Continued Compliance with Securities Laws. The Operating Partnership and the Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Disclosure Package and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered (or but for the exception afforded by Rule 172 would be required to be delivered) in connection with sales of the Securities by the Underwriters or a dealer, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Operating Partnership and the Company, to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order that the same will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (in the case of the Disclosure Package and the Prospectus, in the light of the circumstances existing at the time it is delivered to a purchaser), or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Operating Partnership and the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Operating Partnership and the Company will use their best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Operating Partnership and the Company will furnish to the Representatives such number of copies of such amendment, supplement or new registration statement as the Representatives may reasonably request. If, prior to the completion of the public offer and sale of the Securities, at any time following the issuance of an Issuer Free Writing Prospectus, such Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or if any Issuer Free Writing Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Operating Partnership and the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(f)    Permitted Free Writing Prospectuses. Each of the Operating Partnership and the Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter agrees that, unless it obtains the prior consent of the Operating Partnership and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405). Any such free writing prospectus consented to by the Operating Partnership and the Representatives, which includes each Issuer Free Writing Prospectus listed on Schedule B hereto, is hereinafter referred to as a “Permitted Free Writing Prospectus”. Each of the Operating Partnership and the Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Notwithstanding the foregoing, the Operating Partnership and the Company consent to the use by any Underwriter of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Securities or their offering, (ii) information meeting the requirements of Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Securities or their offering or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer Free Writing Prospectus.
(g)    Blue Sky Qualifications. The Operating Partnership and the Company will use their best efforts, in cooperation with the Representatives, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.
(h)    Rule 158 of the 1933 Act Regulations. The Operating Partnership and the Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(i)    Use of Proceeds. The Operating Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(j)    Depositary. The Operating Partnership will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.
(k)    REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company to remain so qualified.
(l)    No Manipulation of Market for Securities. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor the Operating Partnership has or will take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes.
(m)    Lock‑Up Agreement. Between the date of this Agreement and one day after the Closing Time, neither the Operating Partnership nor the Company will, without the Representatives’ prior written consent, offer to sell, enter into any agreement to sell, or sell any United States dollar-denominated debt securities issued or guaranteed by either the Company or the Operating Partnership having a term of more than one year, other than the Securities.
(n)    Information Furnished by the Representatives. The Operating Partnership and the Company acknowledge that the information under the caption “Underwriting (Conflicts of Interest)” in the Prospectus relating to concessions constitutes the only information furnished by the Representatives as such information is referred to in Sections 1(a)(i), 1(a)(iv), 6(a) and 6(b) hereof.
(o)    Disclaimer of Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arms’ length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, the Underwriters are and have been acting solely as principals and not as the agent or fiduciary of the Company and the Operating Partnership or their securityholders, creditors, employees or any other party, (iii) the Underwriters have not assumed, nor will they assume, an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering of the Securities contemplated by this Agreement or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company or the Operating Partnership on other matters) and the Underwriters have no obligation to the Company or the Operating Partnership with respect to the offering of the Securities contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. Any review of the Company, the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions performed by the Representatives or any Underwriter will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Company or the Operating Partnership or any other person.
(p)    Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the third anniversary of the Renewal Date, any Securities remain unsold by the applicable Underwriter(s) and a prospectus is required to be delivered or made available by such Underwriter(s) under the 1933 Act or the 1934 Act in connection with the sale of such Securities, the Operating Partnership and the Company will, prior to the Renewal Date and subject to Section 3(b), jointly file, if they have not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use their best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.
(q)    Final Term Sheet. The Operating Partnership and the Company will prepare the Final Term Sheet, in a form approved by the Representatives and substantially in the form set forth as Exhibit I to Schedule B hereto, and will file such term sheet pursuant to Rule 433(d) of the 1933 Act Regulations within the time required by such rule. The Operating Partnership acknowledges that the Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

SECTION 4    Payment of Expenses.
(a)    Expenses. The Company and the Operating Partnership will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including, as required, (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and any new registration statement containing the Prospectus, (ii) the preparation (exclusive of fees and disbursements of counsel for the Underwriters), printing and delivery to the Underwriters of this Agreement, (iii) the preparation and delivery of the Notes and the Limited Guarantee, (iv) any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connections therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the printing and delivery to the Underwriters of copies of each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, (viii) the fees and disbursements of the Trustee and its counsel, (ix) the fees and expenses payable in connection with the rating of the Securities by the rating agencies, (x) the fees and expenses in connection with approval of the

Notes by the Depositary for “book-entry” transfer, (xi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the seventh paragraph of Section 1(a)(i).
(b)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) (with respect to the first clause only), the Company shall reimburse the Underwriters for all of their out‑of‑pocket expenses, including the reasonable fees and disbursements of their counsel.

SECTION 5    Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof and the accuracy of the statements made in certificates of any officer or authorized representative of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:
(a)    Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. At Closing Time, (i) the Registration Statement shall have been filed by the Operating Partnership and the Company with the Commission not earlier than three years prior to the date hereof and shall have become effective upon filing in accordance with Rule 462(e), no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Operating Partnership or the Company, (ii) the Preliminary Prospectus and the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), and no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus shall have been issued by the Commission or the securities authority of any jurisdiction, (iii) any material required to be filed by the Operating Partnership pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings under such rule, (iv) the Operating Partnership shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b), and (v) there shall not have come to the Representatives’ attention any facts that would cause the Representatives to believe that the Disclosure Package, at the Applicable Time, or the Prospectus, at the time it was, or was required to be, delivered or made available to purchasers of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.
(b)    Opinion of Counsel for the Operating Partnership and the Company.
(i)    At the Closing Time, the Underwriters shall have received the favorable opinion and disclosure statements, dated the Closing Time, of Goulston & Storrs, P.C., counsel for the Company and the Operating Partnership, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request, and the Operating Partnership and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters. Such counsel may state that, insofar as such opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.
(ii)    At the Closing Time, the Underwriters shall have received the favorable opinion and disclosure statements, dated the Closing Time, of Husch Blackwell LLP, special counsel for the Company and the Operating Partnership to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request, and the Operating Partnership and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters. Such counsel may state that, insofar as such opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.
(iii)    At the Closing Time, the Underwriters shall have received the favorable opinion, dated the Closing Time, of Jeffery V. Curry, Chief Legal Officer of CBL Holdings I, the general partner of the Operating Partnership and of the Company to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.
(c)    Opinion of Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion and disclosure statements of their counsel, Sidley Austin LLP, dated the Closing Time, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters. Such counsel may state that, insofar as such opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.
(d)    Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the president or an executive vice president of the Company, on behalf of the Company and as sole stockholder of

CBL Holdings I (general partner of the Operating Partnership), and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as sole stockholder of CBL Holdings I (general partner of the Operating Partnership), dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, except those representations that address matters only as of a particular date, which are true and correct as of such date, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or order suspending or preventing the use of any Preliminary Prospectus or the Prospectus has been issued by any governmental agency or authority and no proceedings for that purpose have been instituted or are pending or, to the Operating Partnership’s or the Company’s knowledge, are contemplated by any governmental agency or authority. In addition, at the Closing Time, the Underwriters shall have received a certificate of the chief executive officer and chief financial officer of the Company, on behalf of the Company and as sole stockholder of CBL Holdings I (general partner of the Operating Partnership), to the effect as counsel to the Underwriters may reasonably request.
(e)    Accountant’s Comfort Letter. At the time of execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter dated the date hereof with respect to the financial statements and certain financial information set forth in or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, substantially in the form approved by the Representatives before the execution of this Agreement.
(f)    Bring‑down Comfort Letter. At the Closing Time, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated the Closing Time, to the effect that it reaffirms the statements made in their letter furnished pursuant to subsection (e) of this Section 5, except that the “specified date” referred to shall be a date not more than three days prior to the Closing Time.
(g)    Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership and the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and their counsel.
(h)    Letter of Representations. At Closing Time, the Securities shall be eligible for clearance, settlement and trading through the facilities of the Depositary.
(i)    Rating. At the Closing Time, the Securities shall have the respective ratings set forth in the Final Term Sheet attached as Exhibit I to Schedule B hereto and the Operating Partnership and the Company shall have delivered to the Representatives evidence reasonably satisfactory to the Representatives confirming that the Securities have such ratings; and since the execution of this Agreement, there shall not have occurred any downgrading in, or withdrawal of, the rating of any debt securities of or guaranteed by the Operating Partnership or the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act), or any public announcement that any such organization has under surveillance or review its rating of any such securities (other than an announcement with positive implications of a possible upgrade, and no implication of a possible downgrade, of such rating).
(j)    No Events of Default.    At the Closing Time, no event of default, and no default that, with notice and/or lapse of time, would constitute an event of default, in respect of the Existing Securities shall have occurred or be continuing.
(k)    Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4, and except that Sections 1, 6, 7, 8 and 14 shall survive any such termination and remain in full force and effect.

SECTION 6    Indemnification.
(a)    Indemnification of the Underwriters. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred by any Underwriter or any such person, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including information deemed part of and included in the Registration Statement pursuant to Rule 430B of the 1933 Act Regulations (the “Rule 430B Information”), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the roadshow materials relating to the offer of the Securities, any Issuer Free Writing Prospectus, the Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, by any Underwriter or any such person, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided any such settlement is effected with the written consent of the indemnifying party, which consent shall not be unreasonably withheld; and

(iii)    against any and all expense whatsoever, as incurred by any Underwriter or any such person (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any Issuer Free Writing Prospectus, the Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The Company and the Operating Partnership acknowledge that such information consists only of the information described in Section 3(n) hereof.
(b)    Indemnification of the Company, the Operating Partnership and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Partnership, each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any officer, director or employee thereof, to the same extent as the foregoing indemnity described in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any Issuer Free Writing Prospectus, the Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. The Company and the Operating Partnership acknowledge that such information consists only of the information described in Section 3(n) hereof.
Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Operating Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.
The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required under this Agreement to contribute any amount in excess of the amount of the underwriting discount applicable to the Securities purchased by it hereunder.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each director, officer, employee or affiliate of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, subject in each case to the preceding two paragraphs.
For purposes of this Section 7, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder. The Underwriters’ obligations to contribute pursuant to this Section 7 are several, and not joint, in proportion to their respective underwriting commitments set forth opposite their names in Schedule A hereto plus any additional underwriting commitments of such Underwriters pursuant to Section 10.

SECTION 8    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party, and shall survive delivery of the Securities to the Underwriters and shall survive the termination of this Agreement.

SECTION 9    Termination of Agreement.
(a)    Termination; General. The Representatives may, without liability, terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of new hostilities or escalation of existing hostilities, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to offer, sell or deliver the Securities on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus, or (iii) if trading in any securities of the Operating Partnership or the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 14 shall survive such termination and remain in full force and effect.

SECTION 10    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non‑defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24‑hour period, then:
(i)    if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities, the non‑defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non‑defaulting Underwriters, or
(ii)    if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter and the Operating Partnership.
No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Operating Partnership shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents or arrangements.
As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication and confirmed to the receiving party. Notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, attention of Transaction Management Department, Jefferies LLC, 520 Madison Avenue, 3rd Floor, New York, New York 10022, attention of High Grade Syndicate Desk and U.S. Bancorp Investments, Inc., 214 North Tryon Street, Charlotte, NC 28202, attention of High Grade Syndicate, and notices to the Company and the Operating Partnership shall be directed to them at 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421-6000, attention of Chief Legal Officer.

SECTION 12    Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnership and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 13    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 14    GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE (WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES). UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15    Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 16    Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with its counterparts, will become a binding agreement among the Underwriters, the Operating Partnership and the Company in accordance with its terms.

Very truly yours,

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

By:	/s/ Farzana Khaleel
Name:	Farzana Khaleel
Title:	Executive Vice President - Chief Financial
Officer and Treasurer

CBL & ASSOCIATES PROPERTIES, INC.

By:	/s/ Farzana Khaleel
Name:	Farzana Khaleel
Title:	Executive Vice President - Chief Financial
Officer and Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

JEFFERIES LLC			U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Joshua Fuller		By:	/s/ Charles P. Carpenter
	Name:	Joshua Fuller		Name:	Charles P. Carpenter
	Title:	Managing Director		Title:	Senior Vice President
For themselves and as Representatives of the several Underwriters named in Schedule A hereto.

Schedule A

Underwriter	Principal Amount of Notes to be Purchased

Wells Fargo Securities, LLC	$34,875,000
Jefferies LLC	36,000,000
U.S. Bancorp Investments, Inc.	34,875,000
Goldman Sachs & Co. LLC	34,875,000
Stifel, Nicolaus & Company, Incorporated	34,875,000
BB&T Capital Markets, a division of BB&T Securities, LLC.	12,375,000
FTN Financial Securities Corp.	12,375,000
Regions Securities LLC.	12,375,000
Samuel A. Ramirez & Company, Inc.	12,375,000
Total	$225,000,000

Sched. A‑1

Schedule B
Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package
Final Term Sheet attached as Exhibit I to this Schedule B.

Sched. B‑1

Exhibit I
Issuer Free Writing Prospectus filed pursuant to Rule 433
supplementing the Preliminary Prospectus Supplement dated
August 29, 2017 and the Prospectus dated July 2, 2015
Registration Nos. 333-205457 and 333-205457-01

CBL & ASSOCIATES LIMITED PARTNERSHIP
Limited Guarantee Provided by CBL & Associates Properties, Inc.

$225,000,000 5.950% Senior Notes Due 2026

Issuer:	CBL & Associates Limited Partnership

Limited Guarantor:	CBL & Associates Properties, Inc.

Form of Offering:	SEC Registered (Registration Nos. 333-205457 and 333-205457-01)
Aggregate Principal Amount Offered Hereby:	$225,000,000

Trade Date:	August 29, 2017
Settlement Date:	September 1, 2017 (T+3)
Final Maturity Date:	December 15, 2026

Interest Payment Dates:	June 15 and December 15, commencing December 15, 2017
Coupon:	5.950% per year
Public Offering Price:	98.250%, plus accrued and unpaid interest of $2,826,250 from, and including June 15, 2017 to, but excluding, September 1, 2017

Benchmark Treasury:	2.25% due August 15, 2027

Benchmark Treasury Price / Yield:	101-05+ / 2.119%

Spread to Benchmark Treasury:	T+408 bps

Exh. I‑1

Yield to Maturity:	6.199%

Joint Book-Running Managers:	Wells Fargo Securities, LLC Jefferies LLC U.S. Bancorp Investments, Inc. Goldman Sachs & Co. LLC Stifel, Nicolaus & Company, Incorporated
Co-Managers:	BB&T Capital Markets, a division of BB&T Securities, LLC FTN Financial Securities Corp. Regions Securities LLC Samuel A. Ramirez & Company, Inc.

CUSIP / ISIN:	12505J AD5 / US12505JAD54

Denominations:	$2,000 x $1,000

CBL & Associates Properties, Inc. and the issuer have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that CBL & Associates Properties, Inc. and the issuer have filed with the SEC, including the prospectus supplement relating to the notes, for more complete information about CBL & Associates Properties, Inc., the issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, CBL & Associates Properties, Inc., the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by contacting Wells Fargo Securities, LLC, toll free at 1-800-645-3751; Jefferies LLC, toll-free at 877-877-0696; or U.S. Bancorp Investments, Inc., toll free at 877-558-2607.

Exh. I-2

EXHIBIT A
FORM OF OPINION OF COMPANY’S AND OPERATING PARTNERSHIP’S COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)(i)

1.
Each of the Company, CBL Holdings I and CBL Holdings II is a corporation duly incorporated, legally existing and in good standing under the laws of the State of Delaware and has the corporate power to own its properties and conduct its business in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus and, based solely upon the certificates of good standing or similar certificates received from the Secretary of State or similar official of each of the respective states listed on Schedule A to such opinion, is qualified to transact business and is in good standing as a foreign corporation in such states. The Company has the corporate power to enter into and perform its obligations under the Underwriting Agreement.

2.
The Operating Partnership is a partnership duly formed, legally existing and in good standing under the laws of the State of Delaware; the Operating Partnership Agreement has been duly authorized, executed and delivered by each of CBL Holdings I and CBL Holdings II and is valid, legally binding and enforceable in accordance with its terms; and the partnership interests of the Operating Partnership owned by CBL Holdings I and CBL Holdings II have been duly authorized, were validly issued, and are owned by each of them.

3.
The Operating Partnership has the partnership power under the Operating Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act to own, lease and operate its properties and to conduct its business in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus and, based solely upon the certificates of good standing or similar certificates received from the Secretary of State or similar official of each of the respective states listed on Schedule A to such opinion, is qualified to transact business and is in good standing as a foreign limited partnership in such states. The Operating Partnership has the partnership power under the Operating Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act to enter into and perform its obligations under the Underwriting Agreement.

4.
The execution and delivery by each of the Company and the Operating Partnership of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company or partnership action of the Operating Partnership and the Underwriting Agreement has been duly executed and delivered by each of the Company and the Operating Partnership and constitutes the valid, binding and enforceable obligation of each of the Company and the Operating Partnership.

5.
The Indenture has been duly qualified under the Trust Indenture Act of 1939; the execution and delivery by each of the Company and the Operating Partnership of the Indenture have been duly authorized by all necessary corporate action of the Company or partnership action of the Operating Partnership; and the Indenture has been duly executed and delivered by each of the Operating Partnership and the Company and, assuming due authorization,

Exh. A‑1

execution and delivery by the Trustee, constitutes the valid, binding and enforceable obligation of each of the Operating Partnership and the Company.

6.
The Notes are in the form contemplated by the Indenture, have been duly authorized by all necessary partnership action of the Operating Partnership; have been duly executed and delivered by the Operating Partnership; and, when executed and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute the valid, binding and enforceable obligation of the Operating Partnership.

7.
The Limited Guarantee has been duly authorized by all necessary corporate action of the Company; has been duly executed and delivered by Company; and, when the Notes have been executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute the valid, binding and enforceable obligation of the Company.

8.
The execution and delivery of the Underwriting Agreement, the Indenture and, as applicable, the Notes and the Limited Guarantee and the performance by the Company and the Operating Partnership of their respective obligations thereunder (i) do not violate or result in a violation of the certificate of incorporation or bylaws of the Company, CBL, Holdings I or CBL Holdings II or the certificate of limited partnership of the Operating Partnership or the Operating Partnership Agreement, and (ii) do not violate any New York, Delaware or federal statute, rule, regulation, judgment, order or decree, known to such counsel, of any court or governmental authority or agency having jurisdiction over the Company, CBL Holdings I, CBL Holdings II or the Operating Partnership.

9.	The Indenture, the Notes, and the Limited Guarantee conform in all material respects to the descriptions thereof in the Registration Statement, the Disclosure Package and the Prospectus.

10.
Neither the Company nor the Operating Partnership is, nor after receipt of the proceeds from the sale of the Securities and the use of such proceeds in accordance with the “Use of Proceeds” section of the Prospectus will be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

11.
The Registration Statement has become effective under the 1933 Act, and such counsel is not aware that any stop order suspending the effectiveness thereof has been issued or any proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act.

12.
Each of the documents that are incorporated or deemed to be incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus at the time it was filed or last amended (other than the financial statements and supporting schedules and other financial or statistical data derived from such financial statements, included therein, and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need express no opinion), when it was filed with the Commission (or, if later, upon filing of an

Exh. A‑2

amendment thereto), complied as to form in all material respects with the requirements of the 1934 Act.

13.
The Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus (in each case other than (i) the financial statements and supporting schedules and other financial or statistical data derived from such financial statements included or incorporated by reference therein or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel expresses no opinion and (ii) except as expressed in such counsel’s opinion in paragraph 12 above, the documents incorporated therein), complied as to form in all material respects with the requirements of the 1933 Act.

14.
The statements in each of the Disclosure Package and the Prospectus under the captions “Description of Debt Securities of CBL & Associates Limited Partnership and Related Limited Guarantee” and “Description of the Operating Partnership’s Notes and the Limited Guarantee,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

15.
To such counsel’s knowledge, no authorization, approval or consent of any court or governmental authority or agency is required in connection with the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the 1933 Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

16.	Each of the Operating Partnership and the Company has an authorized capitalization as set forth or incorporated by reference in the Disclosure Package and the Prospectus.

17.
The execution and delivery of the Underwriting Agreement, the Indenture and, as applicable, the Notes and the Limited Guarantee, by each of the Company and the Operating Partnership and the performance by each of the Company and the Operating Partnership of its respective obligations thereunder and the consummation of the transactions therein contemplated do not and will not, whether with or without the giving of notice or lapse of time or both, cause a violation of, or breach or default under the terms of any contract set forth on the exhibit attached to such opinion.

In addition, such counsel shall state that it has participated in conferences with the Underwriters’ representatives and with representatives of the Company and its accountants concerning the Registration Statement, the Disclosure Package and the Prospectus, and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements (except with respect to opinions 9 and 14 above). Such counsel may state that it is not passing upon, and does not assume any responsibility for, ascertaining whether or when any of the information contained in the Disclosure Package was conveyed to any purchaser of the Securities. Based upon and subject to the foregoing, nothing has come to such counsel’s attention that leads it to believe that: (i) the Registration Statement, at the time it became effective and at the “new effective date” with respect to the Underwriters and the

Exh. A‑3

Securities pursuant to, and within the meaning of, 430B(f)(2) under the 1933 Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus, as of its date or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the documents and information comprising the Disclosure Package, taken as a whole as of the Applicable Time, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements or other financial or statistical data derived therefrom contained in the Registration Statement, the Disclosure Package or the Prospectus).

Exh. A‑4

EXHIBIT B
FORM OF OPINION OF COMPANY’S AND OPERATING PARTNERSHIP’S COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)(ii)

1.
Based solely on such counsel’s review of the Public Documents (as defined in such opinion) and to the extent applicable, the Officer’s Certificate (as defined in such opinion) and without independent investigation of any nature, (i) each of the Company’s subsidiaries identified on Attachment A to such opinion (the “Subsidiaries”) is existing as a general partnership, a limited partnership, limited liability company or corporation, as applicable, and (ii) each of the subsidiaries is in good standing under the laws of its jurisdiction of formation, organization or incorporation.

2.
Based solely on such counsel’s review of the Public Documents, each of CBL Holdings I and the Management Company (as defined in such opinion) has been qualified as a foreign corporation, and the Operating Partnership has been qualified as a foreign limited partnership for the transaction of business, in each of the jurisdictions set forth on Attachment C to such opinion, subject in each case to any further exceptions or qualifications noted on such Attachment C. Based solely on our review of the Officer’s Certificate (as defined in such opinion), the jurisdictions listed on Attachment C to such opinion represent each jurisdiction (other than Delaware) in which the Company, the Management Company and/or the Operating Partnership owns or leases properties or conducts business.

3.
The issue and sale of the Securities by the Company and the Operating Partnership and the compliance by the Company and the Operating Partnership with all of the provisions of the Underwriting Agreement, the Indenture and, as applicable, the Notes and the Limited Guarantee will not result in any violation of any statute or any order, rule or regulation known to such counsel to apply to transactions similar to the Transactions (as defined in such opinion), of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, provided that, with respect to the matters set forth in this opinion 3, such counsel need express no opinion with respect to the 1933 Act or to any state or foreign securities or blue sky laws.

4.
The Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code for the taxable year ended December 31, 2006, the taxable year ended December 31, 2007, the taxable year ended December 31, 2008, the taxable year ended December 31, 2009, the taxable year ended December 31, 2010, the taxable year ended December 31, 2011, the taxable year ended December 31, 2012, the taxable year ended December 31, 2013, the taxable year ended December 31, 2014, the taxable year ended December 31, 2015, the taxable year ended December 31, 2016 and the present and proposed method of operation of the Company and the Operating Partnership, as described in the Registration Statement, the Disclosure Package and the Prospectus, and as represented by the Company and the Operating Partnership in the Company Certificate

Exh. B‑1

(as defined in such opinion) and as represented in the CLO Letter (as defined in such opinion), will permit the Company to continue to so qualify.

5.
The statements made in the Registration Statement under the caption “Material U.S. U.S. Federal Income Tax Considerations”, and the statements made in the Disclosure Package and the Prospectus as amended or supplemented under the corresponding caption to the extent made, insofar as such statements constitute a summary of documents referred to therein, are accurate summaries in all material respects, and insofar as such statements constitute a summary of matters of law, summaries of legal matters, legal proceedings or legal conclusions, are accurate summaries in all material respects.

6.	The Operating Partnership (a) is properly treated as a partnership for federal income tax purposes and (b) is not a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

7.
All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the issued shares of capital stock of the Company was issued in violation of preemptive rights.

8.
Based solely on our review of the documents listed on Attachment B to such opinion with respect to the Operating Partnership, no partnership interests of the Operating Partnership are reserved for issuance for any purpose, and there are no outstanding securities convertible into or exchangeable or exercisable for any partnership interests of the Operating Partnership, except as set forth in the Operating Partnership Agreement concerning (a) the rights of holders of outstanding special common units to exchange such securities for regular common units of limited partnership interest in the Operating Partnership, and (b) the rights of holders of outstanding 6.625% Series E Cumulative Redeemable Preferred Units to exchange such securities for regular Common Units of limited partnership interest in the Operating Partnership under the circumstances set forth in the Operating Partnership Agreement.

9.
No fact has come to such counsel’s attention that has caused it to believe that (i) the Registration Statement, including the Rule 430B Information (except for financial statements (including notes) and supporting schedules and other financial information included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements (including notes), supporting schedules and other financial information, as to which such counsel need make no statement), at the time such Registration Statement became effective or at 12:45 P.M. on August 29, 2017, and at the “new effective date” with respect to the Underwriters and the Securities pursuant to, and within the meaning of, Commission Rule 430B(f)(2) under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus (except for financial statements (including notes) and supporting schedules and other financial information included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements (including notes), supporting schedules and other financial information, and the Trustee’s Statement of Eligibility on form T-1, as to which such counsel need make no statement), at the time

Exh. B‑2

the Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Disclosure Package (except for financial statements (including notes) and supporting schedules and other financial information included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements (including notes), supporting schedules and other financial information, as to which such counsel need make no statement), as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exh. B‑3

EXHIBIT C
FORM OF OPINION OF THE COMPANY’S
AND THE OPERATING PARTNERSHIP’S GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)(iii)

1.
Any real property and buildings held under lease by the Company, the Operating Partnership and their respective subsidiaries, as a lessee, are held by them under valid and subsisting leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Operating Partnership and their respective subsidiaries, in each case except as set forth in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus. In respect of all real property described in the Registration Statement or the Prospectus as being owned by the Company, the Operating Partnership or their respective subsidiaries, based on such counsel’s knowledge, as the Company’s and the Operating Partnership’s general counsel, of the titles of the Company, the Operating Partnership and their respective subsidiaries and the title commitments, abstracts, and/or reports of title companies rendered or issued prior to the time of acquisition of such property by the Company, the Operating Partnership or their respective subsidiaries, such counsel is not aware of any material defect in title relating to the real property described in the Registration Statement, the Prospectus and the Disclosure Package as being owned by the Company, the Operating Partnership or their respective subsidiaries;

2.
The execution and delivery of the Underwriting Agreement, the Indenture and, as applicable, the Notes and the Limited Guarantee, by each of the Company and the Operating Partnership, and the performance by each of the Company and the Operating Partnership of its respective obligations thereunder, and the consummation of the transactions therein contemplated, do not and will not, whether with or without the giving of notice or lapse of time or both, cause a violation of, or breach or default under the terms of any of the contracts listed as Exhibits numbered 10.8.1, 10.8.2, 10.8.3, 10.8.4, 10.12.1, 10.12.2, 10.14, 10.15 and 10.16 to the Form 10-K (as defined in such opinion); and

3.
To the best of such counsel’s knowledge and other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or of which any property of the Company, the Operating Partnership or any of such subsidiaries is the subject which, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company, the Operating Partnership and their respective subsidiaries taken as a whole; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, provided that, with respect to the matters set forth in this opinion 3, such counsel expresses no opinion with respect to the Securities

Exh. C‑1

Act (as defined in such opinion) (as it relates to the Transaction (as defined in such opinion)) or to any state or foreign securities or blue sky laws (as defined in such opinion).

Exh. C‑2

EXHIBIT D

LIST OF SUBSIDIARIES THAT MAY BE SIGNIFICANT SUBSIDIARIES OF THE COMPANY PURSUANT TO SECTION 1(a)(x)

NAME OF ENTITY	STATE OF FORMATION OR INCOPORATAION
CBL & Associates Limited Partnership	Delaware
CBL & Associates Management, Inc.	Delaware
CBL Holdings I, Inc.	Delaware
CBL Holdings II, Inc.	Delaware
Acadiana Mall CMBS, LLC	Delaware
Arbor Place Limited Partnership	Georgia
CBL/J I, LLC	Delaware
CBL/J II, LLC	Delaware
CW Joint Venture, LLC	Delaware
CBL/Regency I, LLC	Delaware
CBL/Regency II, LLC	Delaware
Racine Joint Venture	Ohio
Racine Joint Venture II, LLC	Delaware
Chesterfield Mall, LLC	Delaware
Mall del Norte, LLC	Texas
MDN/Laredo GP, LLC	Delaware
OK City Member, LLC	Delaware
OK City JV, LLC	Delaware
OK City Outlets, LLC	Delaware
OK City Outlets II, LLC	Delaware
OK City Outlets III, LLC	Oklahoma

Exh. D‑1